Exhibit (c)(4)

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CONFIDENTIAL

# Table of Contents

I. Process Update

II. Valuation Update

III. GHJM Indication of Interest

Stephens Inc.
Investment Bankers
2

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CONFIDENTIAL

# Process Update

**Outcome of Initial Calling Effort**

Requested Materials
Passed
No Response
12
19
6

**Buyers that Requested Materials**

1
3
4
4
Indication
Defer
Interest Unknown
Passed

Stephens Inc.
Investment Bankers
4

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CONFIDENTIAL

# Summary of GHJM Indication of Interest

| | |
|---|---|
| **Valuation** | ➢ $10.00 per share in cash -- 43% premium to current price.<br>➢ GHJM calculates fully diluted equity value of $70.2 million and enterprise value of $116.2 million (using year-end debt balance). |
| **Structure** | ➢ Cash merger. |
| **Financing** | ➢ Capital structure to include up to 25% equity from its affiliate, Marathon Fund Limited Partnership V.<br>➢ Preliminary separate proposals from LaSalle Bank and Wells Fargo to provide all necessary debt financing. |
| **Conditions** | ➢ Comprehensive due diligence review -- 30 days.<br>➢ Execution of definitive agreement.<br>➢ Securement of debt financing on acceptable terms.<br>➢ No material adverse changes. |
| **Timeline** | ➢ Day 30 -- Complete due diligence and execute definitive agreement.<br>➢ Day 35 -- HSR filings.<br>➢ Day 45 -- File Preliminary Proxy Materials.<br>➢ Day 75 -- Following SEC comments, Proxy mailed to shareholders.<br>➢ Day 105 -- Shareholder meeting and closing. |

Stephens Inc.
Investment Bankers
7

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CONFIDENTIAL

# Valuation Analysis

*Dollars in Millions, Except per Share*

$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Price Per Share
Current Median
$3.46
$1.74
$7.79
$5.13
$8.80
$6.60
$7.79
$5.13
$9.35
$7.15
$9.82
$7.23
$10.30
$8.98
$9.10
$8.40
$10.02
$5.87

| | Comparable Company | | | Acquisition Multiple | | DCF | LBO | Premium Analysis | Market Price |
|---|---|---|---|---|---|---|---|---|---|
| | LTM EBIT | FY 2005 EBIT | FY 2005 EPS | FY 2005 EBIT | FY 2005 EPS | Perpetual Growth Rate | IRR | Premium | 52 Week |
| Data: | $5.7 | $8.9 | $0.55 | $8.9 | $0.55 | 4.0% - 5.0% | 25.0% - 30.0% | 20.0% - 30.0% | High / Low |
| Metric: | 10.0x - 12.0x | 9.0x - 11.0x | 12.0x - 16.0x | 9.0x - 11.0x | 13.0x - 17.0x | Discount Rate 11.0% | | | |

*Projections based on management case for all analyses.*

Stephens Inc.
Investment Bankers
10

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CONFIDENTIAL

# Comparable Transactions

*(Dollars in Millions)*

| Effective Date | Target | Acquiror | Transaction Value | Total Transaction Value | LTM Revenue | LTM EBITDA | LTM EBIT | LTM Net Income | Multiples Revenue | Multiples EBITDA | Multiples EBIT | Multiples Net Income |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 8/5/05 | Overnite Corp.<br>Provides regional LTL services | United Parcel Service, Inc.<br>Package delivery, logistics, SCM | $ 1,222.2 | $ 1,267.0 | $1,686.9 | $ 173.0 | $ 115.0 | $ 67.2 | 0.8x | 7.3x | 11.0x | 18.2x |
| 5/25/05 | USF Corporation<br>Regional LTL, supply chain mgt. | Yellow Roadway Corporation<br>National LTL services | 1,371.1 | 1,470.3 | 2,394.6 | 216.4 | 112.1 | 55.8 | 0.6x | 6.8x | 13.1x | 24.6x |
| 9/13/04 | Boyd Bros. Transportation Inc.<br>Flatbed truckload carrier | BBT Acquisition Corporation<br>Investors and Management | 27.4 | 55.3 | 139.6 | 13.4 | 3.0 | 1.0 | 0.4x | 4.1x | 18.1x | 27.0x |
| 2/16/04 | Clark Bros. Transfer, Inc.<br>Provides LTL services | SCS Transportation, Inc.<br>Provides LTL services | 24.5 | 30.5 | 66.0 | 5.0 | 4.0 | N/A | 0.5x | 6.1x | 7.6x | N/A |
| 12/11/03 | Roadway Corporation<br>Provides LTL services | Yellow Corporation<br>Provides LTL services | 965.5 | 1,121.9 | 3,165.9 | 183.5 | 108.5 | 46.4 | 0.4x | 6.1x | 10.3x | 20.8x |
| 7/2/03 | Merit Distribution Services<br>Long-haul refrig. carrier | Swift Transportation<br>Provides TL services | 76.0 | 76.0 | 140.0 | 10.4 | 2.0 | 8.4 | 0.5x | 7.3x | 9.0x | N/A |
| 2/28/03 | Landair Corporation<br>Provides TL services | Management | 98.2 | 101.5 | 102.5 | 18.5 | 9.0 | 5.9 | 1.0x | 5.5x | 11.2x | 16.5x |
| 1/23/03 | Arnold Transportation Services<br>Provides TL services | Jefferies Capital Partners<br>Private equity firm | 55.0 | 55.0 | 171.0 | 22.2 | 6.1 | 3.8 | 0.3x | 2.5x | 9.0x | 14.5x |
| 2/15/02 | Motor Cargo Industries<br>Provides LTL services | Overnite Transportation Co<br>Provides LTL services | 81.3 | 76.7 | 138.6 | 19.6 | 10.8 | 6.8 | 0.6x | 3.9x | 7.1x | 11.9x |
| 12/3/01 | Arnold Industries<br>Provides TL & LTL services | Roadway Corporation<br>Provides LTL services | 478.0 | 430.1 | 393.8 | 68.0 | 42.0 | 29.2 | 1.1x | 6.3x | 10.2x | 16.4x |
| 6/29/01 | M.S. Carriers<br>Provides TL services | Swift Transportation Co Inc<br>Provides TL services | 392.2 | 639.8 | 712.6 | 107.8 | 38.8 | 12.8 | 0.9x | 5.9x | 16.5x | 30.7x |
| 4/30/01 | Kenan Transport Company<br>Petroleum and chemical trucking | Advantage Management Group<br>Petroleum transport company | 87.2 | 89.2 | 157.6 | 21.2 | 12.3 | 8.9 | 0.6x | 4.2x | 10.0x | 16.4x |
| 2/12/01 | American Freightways<br>Provides LTL services | FedEx<br>Provides global delivery services | 946.4 | 1,208.4 | 1,352.6 | 189.3 | 126.9 | 66.3 | 0.9x | 6.4x | 9.5x | 14.3x |
| 7/20/00 | KLLM Transport Services, Inc.<br>Provides TL services | High Road Acquisition Group<br>Investment company | 33.0 | 80.0 | 236.9 | 20.1 | 1.3 | (1.3) | 0.3x | 4.0x | N/M | N/M |

**Management Case:**

| | Transaction Value | Total Transaction Value | LTM Revenue | LTM EBITDA | LTM EBIT | LTM Net Income | Multiples Revenue | Multiples EBITDA | Multiples EBIT | Multiples Net Income |
|---|---|---|---|---|---|---|---|---|---|---|
| **TWINS at $10.00 per Share Offer Price** | **$ 68.0** | **$ 113.6** | **$ 255.3** | **$ 29.2** | **$ 5.7** | **$ 1.8** | **0.4x** | **3.9x** | **19.9x** | **37.5x** |

Stephens Inc.
Investment Bankers
14

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CONFIDENTIAL

[GRAPHIC]

A Presentation to:

The Board of Directors of

TWINS

Regarding:

Process Update

August 15, 2005

300 Crescent Court, Suite 600
Dallas, TX 75201
214-258-2700
www.stephens.com	[LOGO]

Little Rock	Atlanta	Dallas	Nashville	New York

Table of Contents

I.	Process Update

II.	Valuation Update

III.	GHJM Indication of Interest

[LOGO]

I.  Process Update

Process Update

•                  Stephens contacted 37 potential buyers.

•                  25 immediately passed or did not request a book.

•                  12 signed an NDA and received additional evaluation materials.

•                  1 indication of interest.

•                  3 no interest in process, may bid later.

•                  4 unknown at this time (likely pass).

•                  4 passed.

Outcome of Initial Calling Effort

[CHART]

Buyers that Requested Materials

[CHART]

Submitted Bids
Comments
Goldner Hawn Johnson & Morrison	$10.00 per share offer. See summary on page 7 and copy of letter in Section III.

Package Sent-Defer

Celadon Group	Verbal indication of $8 per share for assets — $5-6 upfront, additional $2-3 escrow.
Frauenshuh Holdings	Not enough time. If bids don’t meet BOD expectations, would like to re-enter the process.
Heartland Express	Critical of equipment values and insurance accruals. Wants to be kept in loop, may bid later.

Package Sent-No Bid

Fenway Partners
NFI Industries	Late to process. Received package on the 11th.
Platinum Equity
Swift Transportation

Package Sent-Passed

Broe Companies	Not enough free cash flow.
Crete Carrier Corp.	Concerned with loss of drivers and equipment values on the books.
Jefferies Capital	Free cash flow too light.
Thayer Capital	Too asset-intensive.

Passed (No Package)
Comments
Code Hennessy & Simmons	Not interested in truckload.
Contrans Income Fund	Focused on Canadian market.
CRST	Not interested in this size of acquisition at the moment.
Eos Partners	Currently focused on non-asset based companies.
FedEx Corporation	Not interested.
Greenbrier Equity	Not interested in asset-based dry van TL.
Hub Group	Not interested.
J.B. Hunt	Still not in acquisition mode.
Knight Transportation	Too large.
Norwest Equity	No interest in traditional trucking. Focused on non-asset logistics.
Pacer International	Little expertise at PACR to operate — a TL purchase would need to already have low OR.
Schneider National	Looking for non-asset based growth and not dry van.
Sterling Investment Partners	Doesn’t meet free cash flow requirements.
TransForce Income Fund	Not interested in U.S. based carrier.
UPS	No interest in TL at this time.
USA Truck	Not interested in acquisitions of size right now.
UTi Worldwide	Too asset-intensive.
Welsh, Carson, Anderson & Stowe	No interest in asset-heavy models.
Werner Enterprises	Prefer to grow internally.

No Response

Alexander & Baldwin (Matson)
Apollo Management
CNF
Comcar Industries
Ruan Transportation
TNT Logistics

Summary of GHJM Indication of Interest

Valuation	• $10.00 per share in cash — 43% premium to current price.
• GHJM calculates fully diluted equity value of $70.2 million and enterprise value of $116.2 million (using year-end debt balance).

Structure	• Cash merger.

Financing	• Capital structure to include up to 25% equity from its affiliate, Marathon Fund Limited Partnership V.
• Preliminary separate proposals from LaSalle Bank and Wells Fargo to provide all necessary debt financing.

Conditions	• Comprehensive due diligence review — 30 days.
• Execution of definitive agreement.
• Securement of debt financing on acceptable terms.
• No material adverse changes.

Timeline	• Day 30 — Complete due diligence and execute definitive agreement.
• Day 35 — HSR filings.
• Day 45 — File Preliminary Proxy Materials.
• Day 75 — Following SEC comments, Proxy mailed to shareholders.
• Day 105 — Shareholder meeting and closing.

II.  Valuation Update

Valuation Matrix

Dollars in Millions, Except per Share

	Assuming an Offer Price per Share of:
	$ 8.50		$ 8.75		$ 9.00		$ 9.25		$ 9.50		$ 9.75		$ 10.00		$ 10.25		$ 10.50		$ 10.75		$ 11.00

Premium to Current Price	21.4%		25.0%		28.6%		32.1%		35.7%		39.3%		42.9%		46.4%		50.0%		53.6%		57.1%

Percent of 52-Week High ($10.02)	84.8%		87.3%		89.8%		92.3%		94.8%		97.3%		99.8%		102.3%		104.8%		107.3%		109.8%

Implied Equity Value	$57.2		$59.0		$60.8		$62.6		$64.4		$66.2		$68.0		$69.8		$71.6		$73.4		$75.2
Implied Enterprise Value	102.8		104.6		106.4		108.2		110.0		111.8		113.6		115.4		117.2		119.0		120.8

Transaction Multiples

Enterprise Value / LTM EBIT	18.0	x	18.3	x	18.6	x	18.9	x	19.2	x	19.5	x	19.9	x	20.2	x	20.5	x	20.8	x	21.1	x

Enterprise Value / 2005E EBIT	11.6		11.8		12.0		12.2		12.4		12.6		12.8		13.0		13.2		13.4		13.6

Offer Price / LTM EPS	31.9		32.8		33.8		34.7		35.6		36.6		37.5		38.5		39.4		40.3		41.3

Offer Price / 2005E EPS	15.5		15.9		16.4		16.8		17.3		17.7		18.2		18.6		19.1		19.5		20.0

Note: 2005 estimates based on management case.

Valuation Analysis

Dollars in Millions, Except per Share

[CHART]

								Premium
	Comparable Company			Acquisition Multiple		DCF	LBO	Analysis	Market Price
						Perpetual
	LTM	FY 2005	FY 2005	FY 2005	FY 2005	Growth Rate
	EBIT	EBIT	EPS	EBIT	EPS	4.0% - 5.0%	IRR	Premium	52 Week
Data:	$5.7	$8.9	$0.55	$8.9	$0.55	Discount Rate	25.0% - 30.0%	20.0% - 30.0%	High / Low
Metric:	10.0x - 12.0x	9.0x - 11.0x	12.0x - 16.0x	9.0x - 11.0x	13.0x - 17.0x	11.0%

Projections based on management case for all analyses.

Premium Analysis – YTD Transactions $50-$500 million

Date	Date				Offer	1 Day	1 Week	4 Weeks
Announced	Effective	Target Name	Ticker	Acquiror Name	Price	Premium	Premium	Premium
8/3/05	—	Epiphany Inc	EPNY	SSA Global Technologies Inc	$4.20	7.7%	11.1%	21.4%
8/3/05	—	E-Loan Inc	EELN	Popular Inc,Hato Rey,PR	4.25	37.5%	35.8%	22.5%
8/3/05	—	Chart Industries Inc	CIDI	First Reserve Corp	65.74	10.5%	14.3%	19.5%
8/1/05	—	Long Island Financial Corp,NY	LICB	New York Community Bancorp,NY	42.60	25.2%	26.8%	34.8%
7/29/05	—	PRG Schultz Intl Inc	PRGX	Cannell Capital Management	3.43	18.7%	21.6%	21.6%
7/27/05	—	First Natl Bancshares Inc,FL	FBMT	Whitney Holding Corp,LO	34.64	31.8%	41.4%	32.0%
7/26/05	—	National Vision Inc	NVI	Berkshire Partners LLC	7.25	42.2%	43.6%	45.0%
7/26/05	—	Columbia Bancorp,Columbia,MD	CBMD	Fulton Finl Corp,Lancaster,PA	42.85	16.9%	17.3%	15.9%
7/25/05	—	BioSource International Inc	BIOI	Invitrogen Corp	12.50	10.3%	10.8%	18.6%
7/20/05	—	Guilford Pharmaceuticals Inc	GLFD	MGI PHARMA Inc	3.75	59.6%	66.7%	42.6%
7/11/05	—	Helix Technology Corp	HELX	Brooks Automation Inc	17.31	24.6%	32.7%	27.6%
7/8/05	—	Cruzan International Inc	RUM	Absolut Spirits Co Inc	28.37	12.5%	9.1%	8.7%
7/7/05	—	Paradyne Networks Inc	PDYN	Zhone Technologies Inc	3.58	101.0%	97.6%	90.3%
7/1/05	—	Tipperary Corp	TPY	Santos Ltd	7.41	18.9%	16.1%	36.3%
7/1/05	7/14/05	Tipperary Corp	TPY	Santos Ltd	7.41	18.2%	15.5%	35.6%
6/30/05	—	EFC Bancorp Inc,Elgin,Illinois	EFC	MAF Bancorp,Clarendon Hills,IL	35.16	18.4%	19.6%	29.7%
6/29/05	—	1st State Bancorp Inc,NC	FSBC	Capital Bank Corp,Raleigh,NC	37.15	6.6%	4.5%	23.8%
6/27/05	—	SeeBeyond Technology Corp	SBYN	Sun Microsys Inc	4.25	34.1%	33.7%	39.3%
6/20/05	—	Genaissance Pharmaceuticals	GNSC	Clinical Data Inc	1.31	44.3%	45.9%	45.9%
6/14/05	—	CNB Bancorp,Gloversville,NY	CNBI	NBT Bancorp Inc,Norwich,NY	38.69	44.6%	38.2%	51.4%
6/9/05	7/29/05	Niku Corp	NIKU	Computer Assoc Intl Inc	21.00	27.3%	33.3%	75.0%
6/8/05	—	Boston Acoustics Inc	BOSA	D&M Holdings Inc	17.50	7.7%	17.0%	20.7%
6/2/05	—	Cruzan International Inc	RUM	V & S Vin & Sprit AB	28.37	102.8%	103.5%	101.9%
6/1/05	—	Saucony Inc	SCNYA	Stride Rite Corp	23.00	14.8%	16.8%	17.5%
5/20/05	—	Imperial Sugar Co	IPSU	Schultze Asset Management LLC	17.00	31.5%	38.8%	23.0%
5/10/05	7/14/05	Oshkosh B Gosh Inc	GOSHA	Carters Inc	26.00	-11.5%	4.9%	-17.6%
5/9/05	—	Nuance Communications Inc	NUAN	ScanSoft Inc	5.63	84.6%	97.5%	114.1%
5/6/05	—	Juno Lighting Inc	JUNO	Abrams Capital LLC	40.00	19.4%	11.1%	6.9%
4/29/05	—	Corixa Corp	CRXA	GlaxoSmithKline PLC	4.40	47.7%	48.7%	51.7%
4/28/05	—	First American Bank,CA	FTAB	First Community Bancorp Inc,CA	24.95	24.8%	30.0%	21.7%
4/26/05	—	William Lyon Homes	WLS	General William Lyon	82.00	10.2%	9.9%	7.7%
4/19/05	6/27/05	Orphan Medical Inc	ORPH	Jazz Pharmaceuticals Inc	10.75	25.7%	23.3%	14.9%
4/15/05	—	Brookstone Inc	BKST	OSIM Brookstone Holdings LP	20.50	28.2%	21.8%	40.8%
4/14/05	—	Rubicon Medical Corp	RMDC	Boston Scientific Corp	1.50	-0.7%	0.7%	26.1%

Source: Thomson One Banker.

Date	Date				Offer	1 Day	1 Week	4 Weeks
Announced	Effective	Target Name	Ticker	Acquiror Name	Price	Premium	Premium	Premium
4/12/05	—	Noland Co	NOLD	Primus Inc	74.00	52.3%	60.4%	49.0%
4/7/05	6/8/05	Concord Communications Inc	CCRD	Computer Assoc Intl Inc	17.00	71.0%	68.0%	73.3%
4/4/05	5/20/05	Maxcor Financial Group Inc	MAXF	BGC Partners LP	14.00	46.4%	56.1%	57.0%
3/28/05	5/6/05	Digital Impact Inc	DIGI	Acxiom Corp	3.50	52.8%	75.9%	75.0%
3/21/05	—	State Finl Svcs Corp,WI	SFSW	Associated Banc,Green Bay,WI	38.22	26.6%	23.3%	27.7%
3/17/05	7/1/05	Horizon PCS Inc	HZPS	IPCS Inc	23.58	-5.7%	-5.7%	-1.8%
3/15/05	—	Medicore Inc	MDKI	Dialysis Corp of America	19.54	110.7%	115.9%	127.7%
3/9/05	7/1/05	Thomas Industries Inc	TII	Gardner Denver Inc	40.00	0.2%	1.5%	2.7%
3/7/05	—	Summit Financial Corp,SC	SUMM	First Citizens Bancorp Inc,SC	22.00	-5.6%	-2.0%	0.2%
3/4/05	6/3/05	Closure Medical Corp	CLSR	Johnson & Johnson Inc	27.00	20.5%	22.7%	33.1%
2/28/05	8/3/05	NCRIC Group Inc	NCRI	ProAssurance Corp	10.10	-7.7%	-8.7%	-12.2%
2/28/05	—	Quinton Cardiology Systems Inc	QUIN	Cardiac Science Inc	14.59	46.8%	41.6%	51.8%
2/28/05	8/1/05	First Bancshares Inc,CA	FSLO	Pacific Capital Bancorp,CA	48.00	50.5%	45.5%	39.1%
2/22/05	5/25/05	Insurance Auto Auctions Inc	IAAI	Kelso & Co	28.25	24.5%	24.4%	29.5%
2/15/05	3/21/05	Tickets.com Inc	TIXX	MLB Advanced Media LP	1.10	32.5%	29.4%	46.7%
2/15/05	4/8/05	AMX Corp	AMXC	Duchossois Industries Inc	22.50	5.4%	21.6%	35.4%
2/8/05	—	August Technology Corp	AUGT	KLA-Tencor Corp	11.50	11.2%	18.0%	42.7%
1/27/05	4/19/05	MAPICS Inc	MAPX	Infor Global Solutions	12.75	9.7%	14.3%	24.0%
1/27/05	4/21/05	Genencor International Inc	GCOR	Danisco A/S	19.25	23.9%	22.4%	15.8%
1/25/05	3/16/05	Corio Inc	CRIO	IBM Corp	2.82	37.6%	34.3%	51.6%
1/25/05	—	AlphaSmart Inc	ALSM	Renaissance Learning Inc	3.75	27.1%	26.3%	26.3%
1/21/05	—	August Technology Corp	AUGT	Nanometrics Inc	8.39	-8.4%	-8.2%	-18.7%
1/20/05	3/3/05	Falcon Financial Investment	FLCN	iStar Financial Inc	7.50	11.1%	13.6%	10.1%
1/20/05	—	Chester Valley Bancorp,PA	CVAL	Willow Grove Bancorp Inc,PA	27.90	28.2%	26.8%	29.8%
1/18/05	6/1/05	Computer Network Technology	CMNT	McDATA Corp	5.53	-16.5%	-4.7%	-16.3%
1/18/05	4/4/05	Impac Medical Systems Inc	IMPC	Elekta AB	24.00	32.4%	32.4%	32.4%
1/18/05	—	FFLC Bancorp,Leesburg,FL	FFLC	Colonial BancGroup Inc,AL	42.00	19.9%	19.8%	20.3%
1/17/05	5/25/05	Penn Engr & Mnfr Corp	PNN	PEM Holding Co	18.25	22.7%	21.7%	17.0%
1/12/05	4/7/05	Verisity Ltd	VRST	Cadence Design Systems Inc	12.00	60.2%	57.1%	45.5%
1/11/05	7/1/05	SVB Financial Services Inc,NJ	SVBF	Fulton Finl Corp,Lancaster,PA	21.27	-3.3%	4.5%	3.6%
1/7/05	4/1/05	Vastera Inc	VAST	JPMorgan Chase Bank	3.00	50.0%	14.1%	28.2%
1/7/05	4/27/05	Polaroid Holding Co	POHC	Petters Group Worldwide	12.08	13.4%	14.4%	16.7%
1/4/05	2/7/05	Total Logistics Inc	TLCX	SuperValu Inc	28.50	7.7%	5.8%	3.6%

					Mean	27.5%	29.0%	31.9%
					Median	24.5%	22.4%	27.7%

Source: Thomson One Banker.

Comparable Companies Analysis – Truckload

Dollars in Millions, Except per Share

					LTM	Enterprise Value /
	Price	% of 52	Market	Enterprise	Operating	EBITDA			EBIT			P/E
Company Name	8/12/05	Wk. High	Cap.	Value	Ratio	LTM	2005E	2006E	LTM	2005E	2006E	LTM	2005E	2006E

Celadon Group, Inc.	$21.88	89.2%	$231.7	$228.0	94.6%	$38.3		$43.0		$48.0		$23.4		$27.1		$31.7		$1.23		$1.46		$1.72
						6.0	x	5.3	x	4.8	x	9.7	x	8.4	x	7.2	x	17.8	x	15.0	x	12.7	x
Covenant Transport	13.48	62.3%	189.8	276.9	95.9%	$69.0		$57.6		$69.4		$25.0		$15.5		$24.8		$0.68		$0.47		$0.81
						4.0	x	4.8	x	4.0	x	11.1	x	17.9	x	11.2	x	19.9	x	28.7	x	16.7	x
Heartland Express	19.72	85.0%	1,456.6	1,191.3	79.8%	$131.3		$137.5		$152.7		$97.6		$101.0		$110.0		$0.89		$0.95		$1.08
						9.1	x	8.7	x	7.8	x	12.2	x	11.8	x	10.8	x	22.3	x	20.8	x	18.3	x
J.B. Hunt Transport Services	19.40	77.5%	3,243.5	3,306.0	88.4%	$497.1		$520.3		$572.8		$341.8		$360.5		$407.3		$1.02		$1.35		$1.58
						6.7	x	6.4	x	5.8	x	9.7	x	9.2	x	8.1	x	19.0	x	14.4	x	12.3	x
Knight Transportation	23.20	80.0%	1,349.1	1,308.2	81.7%	$138.4		$151.5		$179.9		$91.0		$98.7		$118.3		$0.95		$1.05		$1.28
						9.5	x	8.6	x	7.3	x	14.4	x	13.3	x	11.1	x	24.5	x	22.1	x	18.2	x
Marten Transport	24.23	96.9%	356.1	388.6	90.9%	$73.5		$75.4		$87.7		$38.3		$37.9		$45.4		$1.58		$1.65		$1.90
						5.3	x	5.2	x	4.4	x	10.1	x	10.3	x	8.6	x	15.3	x	14.7	x	12.8	x
P.A.M. Transportation Services	16.15	76.9%	176.3	198.0	93.9%	$50.9		$56.0		$61.0		$20.7		$24.6		$27.3		$1.03		$1.24		$1.40
						3.9	x	3.5	x	3.2	x	9.6	x	8.0	x	7.3	x	15.8	x	13.0	x	11.5	x
Swift Transportation	20.91	79.8%	1,567.4	2,188.1	94.0%	$377.1		$421.2		$490.9		$182.1		$222.9		$267.9		$1.31		$1.61		$1.95
						5.8	x	5.2	x	4.5	x	12.0	x	9.8	x	8.2	x	16.0	x	13.0	x	10.7	x
U.S. Xpress Enterprises	13.63	39.6%	223.3	350.8	97.4%	$76.7		$64.6		$86.2		$29.4		$17.2		$31.9		$0.76		$0.47		$0.97
						4.6	x	5.4	x	4.1	x	11.9	x	20.4	x	11.0	x	17.9	x	29.0	x	14.1	x
USA Truck	24.77	87.1%	238.9	384.1	92.9%	$66.9		$75.7		$91.8		$28.0		$33.5		$42.5		$1.28		$1.62		$2.20
						5.7	x	5.1	x	4.2	x	13.7	x	11.5	x	9.0	x	19.3	x	15.3	x	11.3	x
Werner Enterprises	18.44	79.3%	1,505.7	1,454.6	91.4%	$310.5		$319.1		$354.9		$156.4		$156.4		$181.9		$1.18		$1.27		$1.44
						4.7	x	4.6	x	4.1	x	9.3	x	9.3	x	8.0	x	15.6	x	14.5	x	12.8	x

	Maximum				97.4%	9.5	x	8.7	x	7.8	x	14.4	x	20.4	x	11.2	x	24.5	x	29.0	x	18.3	x
	Minimum				79.8%	3.9		3.5		3.2		9.3		8.0		7.2		15.3		13.0		10.7
	Median				92.9%	5.7	x	5.2	x	4.4	x	11.1	x	10.3	x	8.6	x	17.9	x	15.0	x	12.8	x
	Mean				91.0%	5.9		5.7		4.9		11.3		11.8		9.1		18.5		18.2		13.8
	Mean (Excluding Min & Max)				91.5%	5.8		5.6		4.8		11.1		11.3		9.1		18.2		17.6		13.6

Management Case:

TWINS at Market Price	$7.00	69.9%	$46.5	$93.8	$97.8%	$29.2		$31.2		$41.2		$5.7		$8.9		$14.8		$0.27		$0.55		$0.98
						3.2	x	3.0	x	2.3	x	16.4	x	10.6	x	6.3	x	26.3	x	12.7	x	7.2
TWINS at Offer Price	10.00	99.8%	68.0	113.6	97.8%	$29.2		$31.2		$41.2		$5.7		$8.9		$14.8		$0.27		$0.55		$0.98
						3.9	x	3.6	x	2.8	x	19.9	x	12.8	x	7.7	x	37.5	x	18.2	x	10.2	x

Comparable Transactions

(Dollars in Millions)

				Total	LTM				Multiples
Effective			Transaction	Transaction				Net							Net
Date	Target	Acquiror	Value	Value	Revenue	EBITDA	EBIT	Income	Revenue		EBITDA		EBIT		Income

8/5/05	Overnite Corp. Provides regional LTL services	United Parcel Service, Inc. Package delivery, logistics, SCM	$1,222.2	$1,267.0	$1,686.9	$173.0	$115.0	$67.2	0.8	x	7.3	x	11.0	x	18.2	x
5/25/05	USF Corporation Regional LTL, supply chain mgt.	Yellow Roadway Corporation National LTL services	1,371.1	1,470.3	2,394.6	216.4	112.1	55.8	0.6	x	6.8	x	13.1	x	24.6
9/13/04	Boyd Bros. Transportation Inc. Flatbed truckload carrier	BBT Acquisition Corporation Investors and Management	27.4	55.3	139.6	13.4	3.0	1.0	0.4	x	4.1	x	18.1	x	27.0
2/16/04	Clark Bros. Transfer, Inc. Provides LTL services	SCS Transportation, Inc. Provides LTL services	24.5	30.5	66.0	5.0	4.0	N/A	0.5	x	6.1	x	7.6	x	N/A
12/11/03	Roadway Corporation Provides LTL services	Yellow Corporation Provides LTL services	965.5	1,121.9	3,165.9	183.5	108.5	46.4	0.4	x	6.1	x	10.3	x	20.8
7/2/03	Merit Distribution Services Long-haul refrig. carrier	Swift Transportation Provides TL services	76.0	76.0	140.0	10.4	2.0	8.4	0.5	x	7.3	x	9.0	x	N/A
2/28/03	Landair Corporation Provides TL services	Management	98.2	101.5	102.5	18.5	9.0	5.9	1.0	x	5.5	x	11.2	x	16.5
1/23/03	Arnold Transportation Services Provides TL services	Jefferies Capital Partners Private equity firm	55.0	55.0	171.0	22.2	6.1	3.8	0.3	x	2.5	x	9.0	x	14.5
2/15/02	Motor Cargo Industries Provides LTL services	Overnite Transportation Co Provides LTL services	81.3	76.7	138.6	19.6	10.8	6.8	0.6	x	3.9	x	7.1	x	11.9
12/3/01	Arnold Industries Provides TL & LTL services	Roadway Corporation Provides LTL services	478.0	430.1	393.8	68.0	42.0	29.2	1.1	x	6.3	x	10.2	x	16.4
6/29/01	M.S. Carriers Provides TL services	Swift Transportation Co Inc Provides TL services	392.2	639.8	712.6	107.8	38.8	12.8	0.9	x	5.9	x	16.5	x	30.7
4/30/01	Kenan Transport Company Petroleum and chemical trucking	Advantage Management Group Petroleum-transport company	87.2	89.2	157.6	21.2	12.3	8.9	0.6	x	4.2	x	10.0	x	16.4
2/12/01	American Freightways Provides LTL services	FedEx Provides global delivery services	946.4	1,208.4	1,352.6	189.3	126.9	66.3	0.9	x	6.4	x	9.5	x	14.3
7/20/00	KLLM Transport Services, Inc. Provides TL services	High Road Acquisition Group Investment company	33.0	80.0	236.9	20.1	1.3	(1.3)	0.3	x	4.0	x	N/M		N/M

				Minimum					0.3	x	2.5	x	7.1	x	11.9	x
				Maximum					1.1		7.3		18.1		30.7
				Mean					0.6	x	5.5	x	11.0	x	19.2	x
				Median					0.6		6.0		10.2		16.5
				Mean (Excluding Min and Max)					0.7		6.1		11.8		21.1

Management Case:

TWINS at $10.00 per Share Offer Price	$68.0	$113.6	$255.3	$29.2	$5.7	$1.8	$0.4	x	3.9	x	19.9	x	37.5	x

[GRAPHIC]

III.  GHJM Indication of Interest

Goldner Hawn Johnson & Morrison

Incorporated

3700 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-4128

612-338-5912

Fax 612-338-2860

August 11, 2005

VIA FACSIMILE:  214-258-2750

Stephens Inc,

300 Crescent Court

Suite 600

Dallas, TX 75201

Attn: Michael Miller

Re: Transport Corporation of America, Inc.

Dear Mr. Miller:

Thank you very much for providing us with the Confidential Evaluation Materials (“CEM”) on Transport Corporation of America, Inc. (“TCAM”).  Goldner Hawn Johnson & Morrison Incorporated (“GHJM”) is pleased to be able to submit to you this indication of our interest in acquiring all of the stock of TCAM, by cash merger, at a price of $10 per share net to the common stockholders.  Based upon the information available to us, this represents a fully diluted equity value for TCAM of $70,230,207 and a fully diluted enterprise value for TCAM estimated at December 31, 2005 of $116,230,207.

GHJM proposes forming a new company (“Newco”) to acquire TCAM in an all cash purchase.  The principal equity funding for Newco would be provided by our investment affiliate, Marathon Fund Limited Partnership V (“Marathon”).  We derived the value of $10 per share after analysis of the business and financial projections contained in the CEM. Given the Company’s growth plan, quality of management and strong customer relationships, we are prepared to confirm and possibly increase this initial indication of value in the next phase of the process.

As currently contemplated, the capital structure of Newco at closing would include up to 25% equity, with the balance of the required capital sourced from senior bank or bank-equivalent financing.  We have had preliminary discussions with several experienced transportation lending sources and, based upon these discussions, we are confident that we can arrange the financing necessary to close this transaction and to fund TCAM’s growth. In particular, the Wells Fargo and LaSalle Bank organizations have each made preliminary proposals to provide all the necessary debt financing.  Contact numbers for these financing sources are set forth at the end of this letter.

August 11, 2005

While Marathon has the ability to commit all of the required equity capital to complete the proposed acquisition of TCAM, we view management equity participation as an essential element it this transaction.  Should we proceed, we will offer the top managers of TCAM the opportunity to roll over, on a tax-free basis, their existing ownership positions in TCAM and to purchase stock in Newco on the same terms as Marathon.  We expect also to create an incentive compensation program focusing on equity returns for the Company’s key managers.  As you know, GHJM originally identified TCAM as a desirable acquisition in the Winter of 2005 and first approached management to explore this idea in the Spring of 2005.  We remain enthusiastic about the transaction.

The closing of the transaction described in this letter would be subject to customary terms including, but not limited to, completion of comprehensive due diligence review, execution of a mutually satisfactory definitive agreement, the securing of debt financing on acceptable terms, and the absence of material adverse changes prior to closing.  At present, we anticipate the execution of a definitive cash merger agreement at the conclusion of a 30-day period during which we, our financing sources and our advisors would be permitted to conduct a comprehensive due diligence investigation of the Company’s business.  Contemporaneously with the execution of the definitive agreement, we would deliver the financing commitments for all the financing necessary to complete the transaction.  Hart-Scott-Rodino (“HSR”) filings would be made, promptly upon such execution.  Closing would occur upon the later of (i) the date of TCAM shareholders’ approval, or (ii) HSR clearance.  Thus we see the timetable as follows:

                Day 1 – Agreement in principle on price and terms and commencement of intensive due diligence

                Day 30 – Execution of definitive agreement and receipt of financing commitments

                Day 35 – HSR filings

                Day 45 – Preliminary Proxy Materials filed with SEC

                Day 75 – After comments, Proxy Material cleared by SEC and mailed to shareholders

                Day 105 – TCAM shareholders’ meeting and closing

We will be able to submit a documentary due diligence request after participating in management presentations.

As background, GHJM is a private equity investment firm based in Minneapolis, Minnesota.  The firm was founded in 1989 and has successfully completed 22 acquisitions through Marathon Funds I-V including three “going private” transactions.  The principals of GHJM own the General Partner of Marathon, an investment partnership focused to invest in private companies.  Marathon Fund V commenced operations in late 2004 with commitments at first closing of $175 million and a targeted fund size of $350 million.  The only approvals necessary to invest Marathon assets come from GHJM’s internal investment committee, which consists entirely of the firm’s principals.  That group has authorized the delivery of this proposal.

Goldner Hawn Johnson & Morrison
Incorporated

August 11, 2005

Per your request, below is a list of lending and advisory contacts.

Lending Sources

                Wells Fargo Business Credit, Inc.

                Wells Fargo Center

                Sixth and Marquette

                Minneapolis, MN  55479

                                Attn:       Stephen G. Bishop

                                                Vice President

                                                Ph: 612-673-8512     Fax: 612-673-8589

                                                stephen.bishop@wellsfargo.com

                LaSalle Bank

                50 South Sixth Street

                Suite 1400

                Minneapolis, MN  55402

                                Attn:       Michael J. Wolf

                                                Vice President

                                                Ph: 612-337-9877     Fax: 612-752-9881

                                                michael.wolf@abnamro.com

                                Attn:       Mark A. Thompson

                                                Vice President

                                                Ph: 612-752-9882     Fax: 612-752-9881

                                                mark.thompson@abnamro.com

Advisors

                Legal

                                Dorsey & Whitney LLP

                                50 South Sixth Street

                                Suite 1500

                                Minneapolis, MN 55402

                                                Attn:       Robert A. Rosenbaum, Esq.

                                                                Partner

                                                                Ph: 612-340-5681     Fax: 612-340-8738

                                                                rosenbaum.robert@dorseylaw.com

                Accounting

                                PricewaterhouseCoopers LLP

                                225 South Sixth Street

                                Suite 1400

                                Minneapolis, MN 55402

                                                Attn:       Gordon A. Medeiros, Jr.

                                                                Partner, Transaction Services

                                                                Ph: 612-596-6434     Fax: 813-639-4474

                                                                gordon.medeiros@us.pwc.com

August 11, 2005

                Tax

                                Deloitte & Touche LLP

                                400 One Financial Plaza

                                120 South Sixth Street

                                Minneapolis, MN  55402

                                                Attn:       Scott Vickman

                                                                Partner

                                                                Ph: 612-397-4020     Fax: 612-692-4020

                                                                svickman@deloitte.com

                Industry

                                Owen Gleason, Esq.

                                6277 Chasewood Drive

                                Eden Prairie, MN  55344

                                Ph: 952-942-6609     Fax: 952-833-1535

                                gleasowe@mn.rr.com

We have demonstrated the ability to work with sellers and management teams to devise and implement corporate strategies and operating plans that create superior long-term value in the companies in which we invest.  GHJM has due diligence resources, financing relationships, and a decision-making process that allow us to review and complete desirable transactions very efficiently.

Again, GHJM extends its thanks to the Board of TCAM and to Stephens Inc. for the opportunity to make this proposal.  We would very much like to have an opportunity to renew our acquaintance with the management team of TCAM and to visit the Company’s facilities.  Please do not hesitate to contact Van Hawn or Joe Heinen at (612) 338-5912 to discuss this letter further.  We look forward to hearing from you soon.

Very truly yours,

GOLDNER HAWN JOHNSON & MORRISON INCORPORATED
By	/s/ Van Zandt Hawn
Van Zandt Hawn, Managing Director